Exhibit 99.1

TENFOLD CORPORATION

Moderator: Robert Felton

May 15, 2006

2:00 pm CT

Coordinator:	Good afternoon. I would like to thank all participants for standing by. Hello and welcome to the TenFold Corporation Q1 Earnings Teleconference Call.

At the request of the TenFold Corporation, this conference is being recorded for instant replay purposes.

As a reminder, following today’s presentation, we will be conducting a question and answer session. At that time, you may press star-1 on your touchtone phone if you have a question.

At this time, I would like to turn the conference over to Mr. Robert P. Hughes, Chief Financial Officer and Chief of Staff. Sir, you may begin when you’re ready.

Robert Hughes:	Thank you. Good afternoon and welcome to TenFold’s Conference Call. I’m Robert Hughes, TenFold’s Chief Financial Officer and Chief of Staff. Joining me today is our chairman, president, and CEO, Robert Felton.

Today, we filed our 10-Q for Q1 with the SEC and issued a press release describing our financial results.

You can find the press release posted in our Web site and financial sites like Yahoo Finance and MSN Money.

On today’s call, Bob will review our results and sales and other activities and we’ll take your questions.

As we share information today to help you better understand our business, it’s important to note that we will make statements in the course of this conference call that state our intentions, hopes, beliefs, expectations, or predictions of the future.

These constitutes forward-looking statements for the purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act.

TenFold’s actual results could differ materially from those projected in these forward-looking statements.

We disclaim any intention or obligation to revise any forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements, is contained from time to time, in documents we file with the SEC, including but not limited to, our most recent reports on Form 10-K, 10-Q and 8K.

Now I’ll take a few moments to summarize our financial results for you.

In the first quarter, we reported revenues of $599,000, an operating loss of $1.9 million, net loss of $1.9 million., and net loss applicable to common shareholders of $3.7 million.

The net loss applicable to common shareholders is after reflecting a non-cash deemed dividend of $1.8 million related to the warrants issued with preferred stock and the beneficial conversions feature of our preferred stock from our recent capital raising transaction.

Our Q1 ending cash balance was $5.2 million, resulting from that capital raising that we closed on March 30.

Q1 was our first quarter for implementing the new stock option accounting rules. Our operating expenses in the first quarter include $502,000 of stock based compensation expense from that adoption, effective January 1 of this year.

These rules require that we measure and recognize compensation expense for our share-based payment awards including employee’s stock options and employees stock purchase plan purchases based on estimated fair value at grant.

Now let me turn the call over to Bob for an update on sales and other activities.

Robert Felton:	Thanks, Rob. And thank you all for joining our conference all today.

We’re excited about the progress we’ve made in six short months. As you read - and may remember, we did hold an earnings call on April 4 discussing the year end results.

So while we do have some good news to add to that discussion, there’s not a whole lot new to discuss.

However that being said, I’d like to describe our progress and our hopes for the future.

Since taking over as Chairman and CEO in November of last year, we had two major tasks to accomplish.

First we had to secure financing so we could survive. I’m pleased that we were able to do that on March 30.

I’m especially pleased that our board stepped up to support TenFold.

Because I’m sure you know the board put in the majority of the funding that kept the company going and frankly, it allows for me to be here talking with you today.

This includes major past investors such as First Media, which is an investment vehicle for Richard Marriott and new investors such our board member Steve Coltrin of Coltrin and Associates, and Samer Diab, one of the members of our management team.

The financing also included some outside investors including some who’ve been stockholders for several years now.

In addition, I personally invested along side those investors to show my total faith in both the technology and the people of TenFold.

Our second task was to rekindle our sales.

In order to do this, we had to change both our sales strategy and the way we represented our selves.

We have positioned ourselves appropriately in the main stream of service-oriented architecture or SOA, rather than stating as we had done in the past that we have revolutionary technology and the folks who were committed to J2EE and .NET have not seen the light.

We now correctly state that we are totally compatible with those technologies, and the thing that we do differently is that we produce Web services automatically without writing code.

This is revolutionary, I mean in a good way. Why write code when you can just define your applications to the TenFold dictionary and then have our rendering engines automatically produce the application?

While others developed prototypes before they start building applications, we actually build the real application with the user, and we skip all the steps in between.

We have an iterative process where we work directly with the users to get their real requirements. And as we do that, we actually produced the application.

This allows us to deliver on our value proposition a building application ten times faster and at 1/10 the cost of traditional development. And let me repeat that again, our value proposition, building application is ten times faster at a tenth the cost of traditional development, as well as - allowing us to significantly reduce the cost of ongoing maintenance.

We believe that application vendors such as Oracle and SAP are doing an injustice to the industry by forcing them to conform to the vendor’s idea of good business practice.

We on the hand, delivering on the SOA promise of agility and reusability, allowing businesses to easily put their best practices in place. Thus we allow our customers to avoid what I call the shadow ID departments that exist in most major corporations.

These are where the data stored in Oracle and SAP are extracting the data for them, and then a professional is required to write programs to put the data in a form that they can use.

So in most companies, you have the formal ID department and then the shadow ID department made up of the most expensive programmers and professionals who are trying to write programs to do what they really want the application to be.

We - do not believe that this is how the system should serve the end-user, and we have the ability to do this differently.

We’ve updated our Web site and our collateral to reflect both our new positioning and the strength of our offering. We have simplified our marketing message and streamlined our sales processes.

Our business development activities have showed a marked increase in interest, and finally, we developed a strong pipeline of prospects.

We’ve got an extremely experienced new SVP of sales on board a month ago, Bill Hodges. And his efforts are already paying off in that a number of companies where he previously had contact are seriously considering the TenFold solution set.

All of these effort is starting to show results.

We closed some new business with one of our major customers from the past. And we hope to close some additional business with other past customers in the very near future.

In addition, and besides this point I’m proud to announce that we’ve closed our first new customer in over a year. And we’re starting to work tomorrow. We look to continue to close new business over the next few months.

So that’s to summarize, after six months in the job, I can report that the morale of the company is high.

Everyone understands that they are to delight their customer and use their best judgment.

We’re working hard to continue to improve our technology. We have a clean and stronger balance sheet. Our consultants are becoming busier with billable work. And our support staff are continuing their fine support of our production customers.

So to close, I want to state that I’m extremely proud of this company and its technology, especially to the people who’ve stuck with it over the past difficult year.

I believe we now have in position all the ingredients in place to allow us to grow to our full potential. And everyone in the company is 100% committed to do just that.

So I’d be pleased to take questions.

Coordinator:	Thank you. If you have a question, please press star-1 on your touchtone keypad. You will be prompted to record your name and company for pronunciation purposes only. Once again, that is star-1 if you have a question, star-2 to cancel. Please stand by while the questions register. As a reminder, that is star-1 if you have a question, star-2 to cancel.

Thank you. At this time, I’m showing no questions. At this time I’d like to turn the call back over to your host for any closing remarks.

Well, actually a question just came in. Our first question comes from (Steven Topalian).

(Steven Topalian):	Hello.

Coordinator:	You may go ahead, sir. Your line is open.

(Steven Topalian):	Okay. My question was about the - there have been - there was news for about a year ago on the FBI about how they wasted the $170 million on some project that they were on.

At the time, Nancy Harvey was involved in the company and she was pursuing it. And I’ve never really heard anything since then about it.

And I was wondering if anybody there has been following it up on this question, you know, on the FBI?

Robert Felton:	This is Bob Felton.

(Steven Topalian):	Hi Bob.

Robert Felton:	Hi. Yeah. I mean, they did waste. I mean it is documented, they wasted $175 million and got nowhere. They redone their strategy, they’re looking at things, they have a new strategy in place.

We have talked with them. You know, for them to come to a company our size, and say “Hey you’re the answer.” Probably this isn’t going to happen.

I think the strategy we could use to possibly help will be to team with somebody that has the wherewithal to get in there. I don’t view that as a high probability for us. Certainly interesting I mean. Certainly, we believe we could have done that project for a whole heck of a lot less money.

(Steven Topalian):	Right.

Robert Felton:	Much less money and have it done now.

(Steven Topalian):	Right.

Robert Felton:	But, you know, we probably still have a chance to let somebody sort of adopted us as the technology go out here.

(Steven Topalian):	I see. But that would be - another question I had. I’m sorry Bob.

Robert Felton:	No, it’s great.

(Steven Topalian):	Another question I had was basically very similar to that about two or three months ago on CNBC.

They were - they had an episode where they were talking about Google and how advanced they were and how Yahoo was redoing their entire site and everything about their organization, as far as IT goes and all that. And it was going to take them about 12 months to revamp.

And I don’t know if anybody from your company had seen that or thought that that might have been a possible lead to go after.

But based on your answer, I would imagine it’s going to be the same things it’s too big of a company or…

Robert Felton:	Yeah. We’re not afraid of big projects - certainly. We’re not afraid of big companies. We’re afraid that the team whether it just that, when you’re talking with the federal government is so tremendously political…

(Steven Topalian):	Right.

Robert Felton:	And there’s in so much exposure that for somebody to make a decision to go over to TenFold to answer their problem would be extremely difficult politically, right? I mean, you know…

(Steven Topalian):	Right.

Robert Felton:	They failed miserably, that wasted a lot of money, it’s very, very open and so that’s why I say that for us to go after that wouldn’t be - really wouldn’t be politically something that we could do.

But there’s certainly a number of other companies and the Google we did look at - we don’t think it’s quite in accord with our technology, it’s a…

(Steven Topalian):	Yahoo actually.

Robert Felton:	But there are lot of good opportunities out there that we’re chasing where people have huge, what I called transformation projects — projects where they’re spending huge amounts of money maintaining them. They don’t -

they’ve - they have failed projects where they’ve gone after they try and change the technology.

(Steven Topalian):	Uh-huh.

Robert Felton:	And they are so afraid because they are core of what the company is that they can’t do that. And I think we have good opportunities from there.

So, I’m not afraid to go after big projects, it’s just where there was so much political exposure like the FBI is not something I don’t see us having a good opportunity.

(Steven Topalian):	Yeah. If even was the success you had at Allstate and with the JP Morgan Chase that wouldn’t be like a feather in the company’s cap as far as going after….

Robert Felton:	Of course it will be a feather in our cap. But I’m just saying that the politics of going after that are very difficult, there’s so many people tugging at that and wanting to say, “Okay, we can solve that.”

(Steven Topalian):	Okay.

Robert Felton:	That, you know, it’s such a political decision. That’d be hard for us - we don’t have (unintelligible) to go out there.

(Steven Topalian):	Okay. And one last question, and I appreciate your candor on this is I noticed that every time there’s news that comes out with the company, that they gather new relationship, a new contract, there is never ever a dollar amount attached to it.

And I had asked Sally White about that a while back. And she had said that some customers request that they don’t disclose the amount of money involved in a transaction which I can understand.

But is that - does that happening constantly or?

Robert Felton:	Well that’s pretty constant. I mean, people sort of don’t want people to know the business they’re willing to let us use their name.

(Steven Topalian):	Okay.

Robert Felton:	But they sort of don’t want the details on the contractual relationship to be known to people either because they spend a whole lot of money and we’re doing it so much cheaper that’s usually the reason. Or, you know, just that - just their nature of who they are.

Really even look at it as you know, look at our revenue and seeing it begin to build up revenue. That’s the bottom line of it.

I mean I’ve got to get this company to cash flow positive and we’re working real hard to do that and that’s how you should judge us. I mean it’s - we can’t announce this stuff.

But then again, even if you announce the contract amount you don’t know over what - length too time it is.

(Steven Topalian):	That’s true too.

Robert Felton:	And so - it really doesn’t do you a lot of good for the value in the company. So we sort of have to right now, prove to everybody that we can make this company run and run profitably and then we’ll start going from there.

(Steven Topalian):	I’m certainly confident in the effort that I’ve seen from everybody. I mean, I can - I’m happy with what I’ve seen overall, I’m just frustrated like most other investors I guess at this point…

Robert Felton:	Yeah.

(Steven Topalian):	…for your profit.

As I’m sure, you are too.

Robert Felton:	Exactly. And I’m - as I said in my quote in the press release, you know, I’m not pleased with our financial results. Obviously, we’re losing money.

(Steven Topalian):	You know, I’m thinking a mile a minute here about this FBI thing and how you feel - and probably rightfully so, how it wouldn’t be feasible for you.

But how about trying to contact somebody like IBM or Microsoft and trying to make some kind of joint agreement and get in that way, is that a possibility?

Robert Felton:	We are having discussions with people that might have a chance to go take that contract. Let me just say that.

(Steven Topalian):	Okay.

Robert Felton:	Yeah.

(Steven Topalian):	Fine.

Robert Felton:	And not just them. I mean, you know, there’s a number of failed projects out there.

((Crosstalk))

(Steven Topalian):	….failed projects out there.

Robert Felton:	(Unintelligible) million dollar projects that have failed.

And so we believe we have the technology. We believe that right in the center, we are just, you know, we are right there, we can publish and consume service from any type of applications, be it developed in .NET or J2EE.

And so with that positioning, we think that somebody could really use our technology to help (grab through) one of this things and build it very quickly and so we’re exploring all that. I mean, we’re chasing a lot of stuff. I know, believe me.

(Steven Topalian):	Okay. Well I thank you very much.

Robert Felton:	Pleasure. Thank you for your questions.

(Steven Topalian):	Okay.

Coordinator:	Thank you. Once again, if you would like to ask a question, please press star-1. Thank you. And our next question comes from Patrick Kennedy, KIMCO Investments.

(Patrick Kennedy):	Hello?

Robert Felton:	Hello.

(Patrick Kennedy):	Hello, gentlemen. My question would be some of the resellers or relationships you had in the past I think of Perot Systems and maybe Accenture. Are those people still active and can you rekindle those for us?

Robert Felton:	I have to have Sally or Rob answer on Accenture. I don’t remember that one particularly and their obviously not active right now.

But Perot Systems had Cedars. We have sold additional business to them to do more application work in our application, in our tools.

And I expect us to continue to do some small amount of work with them. I don’t see that as something huge.

Sally or Rob, you want to ask on - answer on Accenture?

Robert Hughes:	Sure. I don’t recall anything on Accenture and actually, we have completed that work that we signed up for Cedars and would expect from time to time to do additional work. And we work through Perot when we were doing work at Cedars.

And we do have, you know, a small amount of activity with other of or VARs and the like not terribly significant at the moment.

(Patrick Kennedy):	Maybe it wasn’t Accenture. There was - somebody who consults, you know, and does accounting that you guys had done business within the past. But at any rate, thanks for all your effort and keep up the good work.

Robert Felton:	Thank you very much.

Coordinator:	Thank you.

And at this time, I show no further questions. I would like to turn it back over to our host for any closing remarks.

Robert Felton:	Rob, you want to?

Robert Hughes:	Go ahead, Bob.

Robert Felton:	Okay. So, just thank you all very much for attending, you know, as I said look to our revenue line to judge us - we certainly hope to get that up to a point where we get satisfactory revenue coming out of this company.

We’re excited about it. We’ve got a lot of stuff we’re chasing as I said in my prepared remarks. And thanks for all your support.

Good night.

Coordinator:	I would like to thank everyone for participating in today’s teleconference call.

And at this time, you may disconnect.

END